UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2023

PROFESSIONAL DIVERSITY NETWORK, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35824	80-0900177
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

55 East Monroe Street, Suite 2120, Chicago, Illinois 60603

(Address of principal executive offices)

Registrant’s telephone number, including area code: (312) 614-0950

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	IPDN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On January 9, 2023, Expo Experts Events, LLC (the “Subsidiary”), a wholly-owned subsidiary of  Professional Diversity Network, Inc. (“PDN”), entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Expo Experts, LLC, an Ohio limited liability company engaged in the business of hosting career expos across North America (the “Seller”), to acquire substantially all of the assets of the Seller (the “Transaction”). The closing of the Transaction took place simultaneously with the signing of the Asset Purchase Agreement.

At the closing of the Transaction, the two principals of the Seller, Ms. Susan Vogt and Ms. Carrie Dunham (the “Seller Principals”), received shares of PDN’s common stock equivalent in value to Two Hundred Thousand Dollars ($200,000.00) based on the volume weighted average price as of twenty (20) days prior to the closing date. The shares were issued as restricted securities in a transaction exempt from registration under the Securities Act of 1933 and represented approximately 1% of PDN’s outstanding shares of common stock. At the closing, the Seller Principals also entered into customary employment agreements with the Subsidiary.

On January 11, 2023, PDN issued a press release announcing the Transaction, and a copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1 Press Release of Professional Diversity Network, Inc., dated January 11, 2023.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Professional Diversity Network, Inc.

Date: January 11, 2023	/s/ Adam He
Adam He, Chief Executive Officer